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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TNS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11480 Commerce Park Drive, #600
Reston, Virginia 20191
(703) 453-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, May 22, 2008

        The 2008 Annual Meeting of Stockholders of TNS, Inc. will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191 on Thursday, May 22, 2008 at 2:00 p.m., Eastern Daylight Time, to consider and act upon the following matters:

  1.
  To elect directors to serve until the 2009 Annual Meeting of Stockholders.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our 2008 fiscal year.

  3.
  To approve amendments to our 2004 Long-Term Incentive Plan with respect to the addition of up to 800,000 shares.

  4.
  To consider such other business that may properly come before the meeting or any adjournment of the meeting.

        Stockholders of record at the close of business on April 12, 2008 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

        Our board of directors hopes that you will attend the meeting. Your vote is very important. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the board of directors,
James T. McLaughlin Executive Vice President, General Counsel and Secretary

April 22, 2008

11480 Commerce Park Drive, #600
Reston, Virginia 20191
(703) 453-8300

PROXY STATEMENT

        Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2008 Annual Meeting of Stockholders of TNS, Inc. to be held on Thursday, May 22, 2008 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to stockholders on or about April 24, 2008. Throughout this proxy statement, we refer to TNS, Inc. as "we," "our," "us," "TNS" or "the Company."

GENERAL INFORMATION ABOUT VOTING

        Who can vote.    You will be entitled to vote your shares of our common stock at the annual meeting if you were a stockholder of record at the close of business on April 12, 2008. As of that date, 24,462,488 shares of our common stock were outstanding and entitled to one vote each at the meeting. You are entitled to one vote on each item voted on at the meeting for each share of our common stock that you held on April 12, 2008.

        How to vote your shares.    You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

        Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

        Quorum.    A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum.

        Number of votes required.    The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

Proposal		Required Vote
•	Election of directors	For each nominee, a plurality of the votes cast for or withheld from such nominee.
•	Ratification of appointment of independent registered public accounting firm	A majority of the votes cast for or against ratification.
•	Approval of amendment to the TNS, Inc. 2004 Long-Term Incentive Plan	A majority of the votes cast for or against approval.

        Abstentions and broker non-votes.    A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." Abstentions and broker non-votes will be considered as present for quorum purposes, but will not count as votes cast in the election of directors, in the vote on ratifying the appointment of our independent registered public accounting firm or in the vote on approving the amendments to our 2004 Long-Term Incentive Plan. Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting.

        Discretionary voting by proxies on other matters.    Aside from the election of directors, the ratification of the appointment of our independent registered public accounting firm and the approval of amendments to the TNS, Inc. 2004 Long-Term Incentive Plan, we do not know of any other proposal that may be presented at the 2008 annual meeting of our stockholders. However, if another matter is properly presented at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy card at any time before we exercise it by voting in person at the annual meeting, or by notifying our Corporate Secretary in writing, by executing a new proxy card bearing a later date and delivering the new executed proxy card to our Corporate Secretary at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191.

        Expenses of solicitation.    We will bear all costs of soliciting proxies. We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their reasonable out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews or other means.

        Stockholders sharing the same surname and address.    In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions may be receiving only one copy of our annual report and proxy statement. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, please call or write us at our principal executive offices, 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary, telephone: (800) 240-2824 ext. 8459. If you want separate copies of the proxy statement or annual report to be sent to each stockholder in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1—ELECTION OF DIRECTORS

General

        Our board of directors consists of five directors who serve a one-year term. At the 2008 annual meeting of our stockholders, there are five nominees for election to our board of directors. All of the nominees have served as directors since the last annual meeting. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting of our stockholders or until his or her successor is elected. If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these five nominees unless you mark your proxy card otherwise. The proxy may not be voted for a greater number of nominees than five.

        At a meeting held on February 21, 2008, our board of directors, following a presentation by Mr. John B. Benton, the Chairman of our Nominating and Corporate Committee, approved the nominees to serve as directors until our 2009 Annual Meeting of Stockholders. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason a nominee should become unavailable for election prior to the annual meeting, the proxy may vote for the election of a substitute. We do not presently expect that any of the nominees will be unavailable.

Vote Required

        The affirmative vote of a plurality of the total number of votes cast for or withheld from each of the nominees is required to elect each nominee to our board. Broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast. Accordingly, broker non-votes will have no effect on the voting of this matter.

Biographical Information

        The following table contains biographical information about the nominees. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of March 31, 2008 (unless otherwise indicated), appears below under "Security Ownership of Management and Five Percent Owners."

Name and Age	Business Experience and Other Directorships	Director Since
Henry H. Graham, Jr. Age: 57	Henry H. Graham, Jr. has served as our Chief Executive Officer and been a director since October 2006. From April 2001 to September 2006, Mr. H. Graham was our Executive Vice President, Chief Financial Officer and Treasurer. From January 2000 to September 2000, Mr. H. Graham was Senior Vice President, Chief Financial Officer and Treasurer of PaylinX Corporation. From April 1999 to January 2000, Mr. H. Graham was Senior Vice President, Chief Financial Officer and Treasurer of Transaction Network Services, Inc. From July 1998 to April 1999, Mr. H. Graham was Senior Vice President and General Manager of the OmniLink Communications division of Transaction Network Services, Inc. after the acquisition of substantially all of the assets of OmniLink Communications Corporation. Before that, Mr. H. Graham served as OmniLink's Chief Operating Officer and Vice President of Administration from December 1996 to July 1998. Mr. H. Graham has a B.S. in Business Administration from The Citadel.	2006

John B. Benton Age: 65
	John B. Benton has served as our director since July 2001. Mr. Benton has been the managing director of 4th Quarter, Inc., a consulting firm, since January 2007. Mr. Benton was the Executive Vice President, Senior Advisor of EFD eFunds Corporation from January 2006 to December 2006. From January 2004 to December 2005, Mr. Benton was the Senior Vice President, Head, International Operations of EFD eFunds Corporation. Previously, Mr. Benton was the Managing Partner of Benton Consulting Partners, a firm Mr. Benton founded in May 2002 and sold to EFD eFunds Corporation in January 2004. From February 1997 until his retirement from Perot Systems Corporation in April 2002, Mr. Benton held numerous senior management positions with Perot Systems, last holding the position of Deputy Head of the company's global financial services group. Prior to that, Mr. Benton was the Chief Executive Officer of Benton International, Inc. until it was acquired by Perot Systems in 1997. Before that, from 1976 to 1977, Mr. Benton served as the Executive Director of the United States National Commission on Electronic Funds Transfers, a position to which he was appointed by President Gerald R. Ford and confirmed by the U.S. Senate. Mr. Benton has a doctorate degree in Public Administration from the University of Southern California. Mr. Benton also has an A.B. from the University of Southern California and a Masters in International Public Administration from Syracuse University.	2001
Stephen X. Graham Age: 55
	Stephen X. Graham has served as our director since February 2003. Mr. S. Graham is Managing Director of Crosshill Financial Group, Inc., which he founded in 1988, and has been a General Partner of Crosshill Georgetown Capital, LP since November 2000 and Crosshill Debt II, L.P. since 2004. Prior to that Mr. S. Graham was a Principal with Kidder Peabody & Co. and held positions with Merrill, Lynch & Co. and Arthur Young & Co. Mr. S. Graham received a B.A. from Georgetown University and a M.B.A. from the University of Chicago Graduate School of Business. He is currently a board member of several private companies.	2003

Jay E. Ricks Age: 75
	Jay E. Ricks has served as our director since May 2006. From 1990 to 2003, Mr. Ricks was Chairman of DCC, Inc., an owner and operator of cable television systems that provided service to over 100 rural communities. Following the sale of DCC's cable television systems in 1999, DCC established a consulting service for companies seeking to provide video programming and high speed Internet connections in competition with the cable television companies and direct broadcast satellite providers. From 1962 to 1990, Mr. Ricks practiced law at Hogan & Hartson, where he served for eight years on the firm's Executive Committee. His practice focused on new technologies that were seeking to compete with the established communications infrastructure. During the 1970s, Mr. Ricks was an elected member of the Arlington County, Virginia Board of Supervisors, and one of six directors of the Washington Area Metropolitan Transit Authority. Mr. Ricks has a B.S. in Business Administration from the University of Maryland and a J.D. from Georgetown University Law School.	2006
John V. Sponyoe Age: 69
	John V. Sponyoe has served as our director since May 2005 and as our non-executive Chairman of the board of directors since August 10, 2006. Mr. Sponyoe was non-executive Chairman of Intelsat Corp. from July 2001 until January 2005, when the company was sold. Mr. Sponyoe also was Chief Executive Officer of Lockheed Martin Global Telecommunications, which was a wholly-owned subsidiary of Lockheed Martin Corporation and was merged with COMSAT Corporation, from August 1998 to February 2002. Prior to that, Mr. Sponyoe held various positions with Loral Corporation and IBM Corporation. Mr. Sponyoe has a B.A. from St. Bonaventure University and an M.B.A. from the University of Scranton Graduate School of Business.	2005

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF JOHN B. BENTON, HENRY H. GRAHAM, JR., STEPHEN X. GRAHAM, JAY E. RICKS AND JOHN V. SPONYOE.

THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

        Our business and affairs are managed under the direction of the board of directors in accordance with the General Corporation Laws of the State of Delaware and our certificate of incorporation and bylaws. There are currently five members of the board of directors. Mr. Sponyoe has served as the non-executive Chairman of our board of directors since August 2006.

        We are committed to maintaining the highest standards of business conduct and corporate governance. Our corporate governance practices are summarized below.

Director Independence

        Our board of directors has determined in its business judgment that, with the exception of Mr. H. Graham, all of our current directors qualify as "independent" in accordance with the requirements of the New York Stock Exchange listing standards, the Securities and Exchange Commission and applicable law. To qualify as independent, the board of directors must affirmatively determine that a director (or any member of his immediate family) has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), other than as a director or stockholder. In reaching its conclusion regarding independence, the board of directors, as part of its annual review of director independence, considered transactions and relationships between each director and us and our subsidiaries and affiliates. As a result of this review, the board determined that each of Messrs. Benton, S. Graham, Ricks and Sponyoe, which would collectively constitute a majority of our board of directors, has no material relationship with us, other than as a director or stockholder of the Company. See "Certain Relationships and Related Transactions."

Board Meeting Attendance

        Members of our board of directors are kept informed of our business through discussions with our Chief Executive Officer and other Company officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. With respect to the level of commitment expected of directors and related attendance protocols, as part of our Corporate Governance Guidelines, our board has adopted a policy that directors are expected to prepare for, attend and participate in all board and applicable committee meetings. During 2007, there were four regular board meetings and five special meetings. During 2007, each of the incumbent directors attended more than 75% of the total number of board of directors and committee meetings he was eligible to attend.

Executive Sessions

        Our Corporate Governance Guidelines provide that executive sessions, which are sessions including only independent directors, should occur at least twice a year. After the executive session, a designated director updates the Chief Executive Officer or other executives on the key items discussed. Mr. Sponyoe, the non-executive Chairman of our board of directors, presides at regularly scheduled executive sessions of the non-management directors and leads these sessions unless the board of directors determines otherwise and another presiding director is disclosed in our annual proxy statement. In 2007, three executive sessions were held, one at which Mr. Sponyoe presided, and two at which Mr. S. Graham presided in his role as chairman of our Audit Committee.

Communications with Directors

        The board or any director may be contacted by writing c/o TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary. Communications to the non-management directors as a group may be sent to the same address, c/o the Chairman of the board of directors. We promptly forward all such correspondence to the indicated directors.

Committees of the Board

        Our board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The board of directors has adopted charters for the Audit, Compensation, and Nominating and Corporate Governance Committees. Copies of each of these committee charters are available on the Company's website, www.tnsi.com. The information on our website is not incorporated by reference to this proxy statement. Shareholders also can obtain copies of these documents upon written request to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

        In addition to the three standing committees mentioned above, in 2007 our board of directors convened a special committee to review and advise management with respect to the Company's planning and development efforts. Messrs. Benton, H. Graham and Sponyoe participate in this special committee. Mr. Benton is the chairman of this committee. This committee held two meetings during 2007.

Audit Committee

        The Audit Committee of our board of directors appoints, determines the compensation for and supervises our independent registered public accounting firm, reviews our internal accounting procedures, systems of internal controls and consolidated financial statements, reviews the services provided by our internal auditors, reviews and approves the services provided by our independent registered public accounting firm, including the results and scope of its audit, and resolves disagreements between management and our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        The Audit Committee consists of Messrs. Benton, S. Graham and Sponyoe. Mr. S. Graham is chairman of the committee and has been designated as the "audit committee financial expert" as that term is defined in the rules of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). The board of directors has determined that all of the Audit Committee members are independent and financially literate as defined by the applicable New York Stock Exchange listing standards. The Audit Committee held four meetings during 2007. For additional information regarding the committee, see "Audit Information—Report of the Audit Committee" below.

Nominating and Corporate Governance Committee

        The primary purpose of the Nominating and Corporate Governance Committee of our board of directors is to identify individuals qualified to become members of the board of directors, to recommend that the board of directors select director nominees for the next annual meeting of stockholders and to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        Our Nominating and Corporate Governance Committee currently consists of Messrs. Benton and Ricks, both of whom are independent as such term is defined by the New York Stock Exchange listing standards. Mr. Benton is the chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held three meetings during 2007.

Compensation Committee

        The primary purpose of the Compensation Committee of our board of directors is to review and recommend to the board the compensation and benefits of our executive officers, administer our equity incentive plans, and establish and review general policies relating to compensation and benefits for our employees. The Compensation Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        The Compensation Committee currently consists of Messrs. S. Graham, Ricks and Sponyoe, all of whom are independent as such term is defined by the New York Stock Exchange listing standards. Mr. Ricks is the chairman of our Compensation Committee. The Compensation Committee held five meetings during 2007. For additional information regarding the committee, see "Report of the Compensation Committee" below.

Annual Meeting Attendance

        We encourage members of the board of directors to attend the annual meeting of stockholders on May 22, 2008. In 2007, four of the Company's directors attended the annual meeting.

Shareholder Recommendations

        The Nominating and Corporate Governance Committee considers stockholder recommendations for candidates to serve on the board of directors. Stockholders entitled to vote for the election of directors may recommend candidates to serve on the Company's board of directors by sending a timely notice, in proper form, to the attention of the Chairman of the Nominating and Corporate Governance Committee in care of the Company's executive offices at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2009 annual meeting of our stockholders, the notice must be received within the time frame set forth in "Stockholder Proposals for Our 2009 Annual Meeting of Stockholders" below. To be in proper form, the notice must contain the following: the candidate's name, a detailed biography outlining the candidate's relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the board of directors, if elected, a statement by the stockholder outlining the reasons why this candidate's skills, experience and background would make a valuable contribution to the board and a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate's capabilities as a potential board member. These requirements are more fully described in Article II, Section 11 of our bylaws, which are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

        Candidates for director who are properly recommended by the Company's stockholders will be evaluated in the same manner as any other candidate for director. The Nominating and Corporate Governance Committee may require the candidate to furnish other information as the committee may reasonably request to assist the committee in determining the eligibility of the candidate to serve as a member of our board of directors. The Nominating and Corporate Governance Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Director Qualification Standards

        The Company seeks to align the composition of the board of directors with the Company's strategic direction so that the board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based upon their character, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the board of directors in the selection of directors include:

  •
  the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

  •
  the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company's business;

  •
  the fit of the individual's skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

  •
  the individual's ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

        These are only threshold criteria, however, and the Nominating and Corporate Governance Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the board based upon the totality of the candidate's credentials, experience and expertise, the composition of the board at the time, and other relevant circumstances.

        Under the process used by us for selecting new board candidates, the Nominating and Corporate Governance Committee or other board members may identify the need to add a new board member with specific qualifications or to fill a vacancy on the board of directors. Nominations to the board of directors also may be submitted to the Nominating and Corporate Governance Committee by the Company's stockholders. The Chairman of the Nominating and Corporate Governance Committee will initiate a search, seeking input from board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by stockholders. Annually, the Nominating and Corporate Governance Committee recommends to the full board of directors the slate of directors to be recommended for nomination for election at the annual meeting of stockholders.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. The Corporate Governance Guidelines set forth the practices of the board with respect to board composition, selection of directors, director compensation, role of the board, board meetings, committees of the board, director independence, responsibilities and tenure, and evaluations of the board, committees of the board and the chief executive officer. The Corporate Governance Guidelines are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

Code of Ethics

        We have adopted a code of ethics that applies to our directors, officers and employees. Our code of ethics is reviewed and updated as necessary each year and is available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a current or former officer or employee of the Company. No executive officer of the Company serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Company board or on the

Company's compensation committee. No executive officer of the Company serves or has served as a director of another entity whose executive officer serves on the Company's compensation committee.

Related Party Transactions

        Our code of ethics directs that the Company should seek to avoid conducting business with the relatives and affiliated businesses of the Company's directors, officers and employees. The code of ethics requires that any proposed transaction between any officer or director, their relatives or other affiliates and the Company be submitted to the Audit Committee for review and that no preferential treatment be given to a related party. Any such transactions are required to be approved in advance in writing by the Audit Committee.

        On September 21, 2005, we entered into a lease to rent office space in the United Kingdom with a company that is majority owned by Raymond Low, our President. Prior to entering into this lease, we obtained an independent evaluation confirming that the terms of the lease were consistent with market standards. The lease provides for quarterly payments in equal installments of approximately £26,000 and expires on September 20, 2017.

EXECUTIVE OFFICERS

        Our executive officers and their respective ages and positions are as follows:

Name	Age	Title
Henry H. Graham, Jr.	57	Chief Executive Officer and Director
Raymond Low	51	President
Michael Q. Keegan	41	Chief Operating Officer
Dennis L. Randolph, Jr.	28	Executive Vice President, Chief Financial Officer and Treasurer
James T. McLaughlin	41	Executive Vice President, General Counsel and Secretary
Mark G. Cole	42	Executive Vice President, Network Operations
Alan R. Schwartz	46	Executive Vice President, North American Sales
Steve F. Smith	51	Executive Vice President and General Manager, ISD Division
Charles A. Leppert	37	Executive Vice President and General Manager, TSD Division
Kent M. Phillips	51	Senior Vice President and General Manager, POS Division
Alex N. Walker	42	Senior Vice President and General Manager, FSD Division
David A. Neal	35	Vice President and Corporate Controller

        The following information sets forth biographical information for all executive officers, except Mr. H. Graham. Information with respect to Mr. H. Graham is set forth above in the "Proposal 1—Election of Directors" section.

        Raymond Low has served as our President since October 2006. Mr. Low was our President of the International Services Division from January 2006 to September 2006. From April 2001 to December 2005, Mr. Low was Senior Vice President and Managing Director of Transaction Network Services (UK) Ltd. From March 2000 to March 2001, Mr. Low was Senior Vice President and Managing Director of eBusiness International Operations of PSINet, Inc. From September 1998 to February 2000, Mr. Low was Managing Director of Transaction Network Services (UK) Ltd. Before that Mr. Low held several management positions with Imminus Ltd. and HSBC (formerly Midland Bank).

        Michael Q. Keegan has served as our Chief Operating Officer since January 2007. Mr. Keegan was our Chief Administrative Officer, General Counsel and Secretary from October 2006 to December 2006. From September 2003 to September 2006, Mr. Keegan was our Executive Vice President, General Counsel and Secretary. From April 2001 to September 2003, Mr. Keegan was our Senior Vice President, General Counsel and Secretary. Prior to joining TNS, Mr. Keegan was the Executive Vice

President, General Counsel and Secretary of Internet Partnership Group (US), Inc. Mr. Keegan began his career in New York as an independent consultant. From September 1992 to May 1998, Mr. Keegan was a corporate associate at the law firm of LeBoeuf, Lamb, Greene and MacRae, L.L.P. Mr. Keegan has a B.A. from the University of Notre Dame and a J.D. from the University of Virginia School of Law.

        Dennis L. Randolph, Jr. has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2007. From September 2006 to February 2007, Mr. Randolph was our Senior Vice President and Corporate Controller. From October 2005 to August 2006, Mr. Randolph was our Vice President and Assistant Corporate Controller. From July 2003 to September 2005, Mr. Randolph was our Director of Accounting and Assistant Controller. Prior to that, Mr. Randolph worked for Ernst & Young, LLP and Arthur Andersen, LLP. Mr. Randolph is a certified public accountant in the state of Virginia. Mr. Randolph has a B.S. in Accounting from Virginia Polytechnic Institute and State University.

        James T. McLaughlin has served as our Executive Vice President, General Counsel and Secretary since January 2007. Mr. McLaughlin was the Senior Vice President, General Counsel of Motricity, Inc. from July 2005 to January 2007. From February 2002 to June 2005, Mr. McLaughlin was our Senior Vice President, Associate General Counsel and Assistant Secretary. Prior to that, Mr. McLaughlin was Senior Counsel to the Chairman of the U.S. International Trade Commission from August 2001 to February 2002. From February 2000 to July 2001, Mr. McLaughlin was Senior Vice President, General Counsel and Secretary of Media Centers, Inc. Mr. McLaughlin was Vice President and Assistant General Counsel to Transaction Network Services, Inc. from April 1997 to February 2000. Mr. McLaughlin has a B.A. from the University of Pennsylvania and a J.D. from the University of Virginia School of Law.

        Mark G. Cole has served as our Executive Vice President, Network Operations since October 2006. Mr. Cole was previously our Senior Vice President of Network Operations from April 2001 to October 2006. From March 2000 to April 2001, Mr. Cole was the Senior Vice President—Operations of Transaction Network Services, Inc. From July 1999 to March 2000, Mr. Cole was the Vice President, Network Control Center of Transaction Network Services, Inc. From February 1999 to July 1999, Mr. Cole was the Senior Director, Network Control Center of Transaction Network Services, Inc. From March 1996 to February 1999, Mr. Cole was the Director, Network Control Center of Transaction Network Services, Inc. Before that, Mr. Cole served Transaction Network Services, Inc. in various positions since April 1992. Mr. Cole's communication training originated with the U.S. Army, where he held several supervisory and technical positions.

        Alan R. Schwartz has served as our Executive Vice President of North American Sales since November 2007. From December 2005 to October 2007, Mr. Schwartz was previously our Executive Vice President and General Manager of the Financial Services Division. From April 2001 to November 2005, Mr. Schwartz was our Senior Vice President of the Financial Services Division. From November 1999 to April 2001, Mr. Schwartz was the Senior Vice President and General Manager of the Financial Services Division of Transaction Network Services, Inc. From July 1998 to November 1999, Mr. Schwartz was Director of Sales of the Financial Services Division of Transaction Network Services, Inc. Before that, Mr. Schwartz worked in various positions at Datastream International where he was the Vice President and Country Manager (North America) when he left in July 1998. Mr. Schwartz has a M.B.A. from the Leonard N. Stern School of Business at New York University and a B.S. in Business Administration from Boston University.

        Steve F. Smith has served as our Executive Vice President and General Manager of the ISD Division since September 2007. From 2004 to 2007, Mr. Smith was Managing Director with Avantra (the outsourcing division of Link Interchange Network Ltd.). From 2001 to 2004, Mr. Smith was Director of Sales at Thales e-Transactions Ltd. Prior to that, Mr. Smith held various management positions within the payments industry. Mr. Smith has a business degree from the University of Sunderland, United Kingdom.

        Charles A. Leppert has served as our Executive Vice President and General Manager of the TSD Division since April 2007. From August 2003 to March 2007, Mr. Leppert was a Vice President, Sales with Broadwing Corporation, now Level 3 Communications, Inc. From May 2001 to December 2002, Mr. Leppert was Managing Director, Internet Sales, Asia Pacific for MCI, Inc., now Verizon Business. And from March 2000 to May 2001, Mr. Leppert was Vice President Sales and Marketing, Australia & New Zealand for UUNET Technologies, Inc., now Verizon Business. From July 1995 to February 2000, Mr. Leppert held several sales and management positions in the United States with UUNET. Mr. Leppert has a B.A. from Denison University.

        Kent M. Phillips has served as our Senior Vice President and General Manager of the POS Division since October 2006. From April 2005 to October 2006, Mr. Phillips was our Vice President of ATM Channel Sales for the POS Division. From July 2004 to April 2005, Mr. Phillips was our Vice President of Western Region Sales for the POS Division. From May 2003 to June 2004, Mr. Phillips was our Vice President of Product Development for the POS Division. From May 2000 to May 2003, Mr. Phillips was the Senior Director of Business Development for Transaction Network Services, Inc. From May 1999 to May 2000, Mr. Phillips was the Senior Director of Business Development for Network Two. Before that, Mr. Phillips held a management role in operations at EDS. Mr. Phillips has Associates degrees from Ball State University and IvyTech Community College.

        Alex N. Walker has served as our Senior Vice President and General Manager of the FSD Division since July 2007. From November 2004 to June 2007, Mr. Walker was our Vice President of FSD. From August 1999 to October 2004, Mr. Walker held senior management positions at Global Crossing, SAVVIS, Inc., and Cicada. Prior to that Mr. Walker was Managing Director of Sales for Thompson Financial Services.

        David A. Neal has served as our Vice President and Corporate Controller since March 2007. From February 2005 to February 2007 Mr. Neal was our Financial Controller for the International Services Division. From October 2000 to January 2005, Mr. Neal was a Director with KPMG, Chartered Accountants in Dublin, Ireland. Mr. Neal qualified as a Chartered Accountant in Australia and has a business degree from the University of Technology, Sydney and a Master of Taxation degree from the University of New South Wales, Australia.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

        The Company's executive compensation program is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and seeks to align executives' interests with those of the stockholders by rewarding our executives for superior performance. The Company bases its executive officer compensation philosophy on the belief that competitive compensation is essential to attract, motivate, retain and reward highly-qualified and industrious executives who contribute to the Company's long-term success. In accordance with this philosophy, the compensation program includes both motivational and retention-related compensation components. The Company also strives to provide total compensation that is competitive with other companies in comparable lines of business.

        The executive officer compensation program rewards executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. The annual incentive bonus is intended to tie individual compensation to the annual performance of the Company. The Compensation Committee believes that annual Company performance reflects the contributions made by the executive officer, individually and as part of a team. Equity compensation awards are included in the compensation program to reward executive officers for longer-term strategic actions that increase Company value and thus stockholder value. This use of equity compensation directly relates a significant portion of each executive officer's long-term remuneration to the Company's stock price, and thus aligns the executive's compensation with the interests of the Company's stockholders. The granting of stock options, as well as restricted stock awards, is used: (1) to recognize promotions of executives into positions of significant responsibilities; (2) to recognize significant accomplishments of executives; and (3) as an additional incentive to attract and retain high level executive talent.

Oversight of Compensation Program

        The Compensation Committee of our board of directors establishes the total compensation policies for the Company's executive officers and directors. The Compensation Committee also is responsible for approving the equity compensation of executive officers under the Company's applicable equity plans. The Compensation Committee has the authority to engage outside advisors to assist it in fulfilling these responsibilities. The Committee retained Towers Perrin in 2005 as its third party advisor.

        The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company's executive officer compensation program based upon its review of market data and with the assistance of consulting firms such as Towers Perrin. This information, and other market and competitive information collected by the Company, is used as the basis for comparing the compensation of the Company's executive officers to amounts paid to executive officers with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar industry as the Company. In 2005, the Compensation Committee directed Towers Perrin to provide assistance with certain aspects of the Company's executive compensation programs. In 2007, the Compensation Committee did not request an updated market study given the limited amount of time which has passed since the 2005 study was completed and the limited extent of changes to the executive pay program that were being contemplated in 2007. Accordingly, the 2005 competitive market study continued to be used by the Compensation Committee as a basis for its 2007 decision making.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee, with input from the Chief Executive Officer in most circumstances, makes all compensation and equity award decisions for the executive officers, other than the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and General Counsel. In

the case of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and General Counsel, the Compensation Committee reviews the competitive analysis and recommendations and determines its own recommendation of compensation and equity awards, which it presents to the board of directors for approval.

        The Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer review the performance of the Company's executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Chief Executive Officer's, President's, Chief Financial Officer's and Chief Operating Officer's roles in recommending compensation programs is to develop and recommend appropriate performance measures and targets for individual compensation levels. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer do not participate in the discussions or decisions regarding their compensation.

Determining Executive Compensation

        Based on the foregoing objectives, the Compensation Committee has structured the Company's annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, in 2005 the Compensation Committee engaged Towers Perrin to conduct a review of its total compensation program for the Chief Executive Officer, the Chief Financial Officer and other executives. Towers Perrin provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer, the Chief Financial Officer and other executives. The Compensation Committee does not believe it is necessary to extensively review compensation practices of peer companies on an annual basis in order to maintain a competitively attractive compensation program. Towers Perrin provides no other services to the Company.

        In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly traded technology companies (collectively, the "Compensation Peer Group"). The Company competes with many larger companies for top executive-level talent. As such, the Compensation Committee generally sets compensation for named executive officers at the 50th percentile of base compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. The Compensation Peer Group, which is periodically reviewed and updated by the Compensation Committee, consists of companies in comparable lines of business to TNS. The companies comprising the Compensation Peer Group with comparable lines of business to TNS included the following: Alliance Data Systems Corp., Certegy Inc., Checkfree Corp., Choicepoint, Inc., Digital Insight Corp., EFD Efunds Corporation, Equifax, Inc., Global Payments, Inc., GTECH Holdings Corp., Jack Henry & Associates, Inc., Internet Security Systems, Inc., Online Resources Corp., Open Solutions, Inc., S1 Corp., SAVVIS Inc., Syniverse Holdings, Inc., TALX Corp., and Verity, Inc.

        A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. For long-term compensation, targets are set in a similar fashion as described above, according to the position in the marketplace and within the organization. The Compensation Committee reviews information provided by consultants such as Towers Perrin and market data collected by the Company at the request of the Committee to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. Historically, and in 2007, the

Compensation Committee sought to grant a majority of total compensation to TNS executive officers in the form of cash incentive compensation.

Objectives and Performance Review

        At the beginning of each year the Compensation Committee establishes key goals and objectives for our executives. These goals and objectives primarily include specific quantitative measures, but in certain instances may include qualitative measures such as development of strategic and operational plans, development of new market opportunities and process improvements. The Compensation Committee, along with the Board of Directors, reviews the performance of our executives relative to the key goals and objectives at year end.

        In 2007 the Compensation Committee established the Company's achievement of annual gross revenue and adjusted earnings targets as the key goals and objectives for our executives. Adjusted earnings is a non-GAAP measure determined by taking pretax income or loss after equity in net loss of uncolsolidated affiliates and adding back certain non-cash items, including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected. The Compensation Committee set minimum, target and maximum levels for each component of these targets. The Company's gross revenue target for 2007 was $327.7 million and its adjusted earnings target was $21.5 million. Payments of awards under the Company's Annual Incentive Plan and Long-Term Equity Compensation Plan were based upon the achievement of each such objective for 2007, as shown in the following table.

Performance on Gross Revenue and Adjusted Earnings Objectives	Payout Percentage of Target Award Opportunity
Does not achieve the minimum performance level	0%
Achieves or exceeds the minimum performance level, but does not achieve target performance level	at least 10% but less than 100%
Achieves or exceeds the target performance level, but does not achieve maximum performance level	at least 100% but less than 200%
Achieves or exceeds the maximum performance level	200%

Executive compensation program

        For 2007, the principal elements of compensation for our named executive officers were: annual base salary, annual incentive compensation, long-term equity compensation and perquisites and other personal benefits. The Compensation Committee considers the overall compensation package when setting any one component of an executive's compensation.

        Base salary.    The Company provides our executive officers and other employees with base salary to compensate them for services rendered during the year. Salary ranges and individual salaries for senior executives are reviewed annually. In setting the base salaries for our executive officers for 2007, the Compensation Committee considered both Company and individual performance, a compensation range which corresponds to the individual's job responsibilities and relevant peer group survey findings, including, in part, the market data provided by Towers Perrin in the 2005 competitive market study. While many aspects of performance can be measured in financial terms, our Compensation Committee also evaluates executive management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership and contributions to improving our products and processes. Salary levels are typically considered annually as part of the Company's performance review process as well as upon a promotion or other significant change in job responsibility. Merit based increases to salaries of executive officers are based on the Committee's assessment of the individual's performance.

        Annual Incentive Compensation.    The purpose of the annual incentive program is to reinforce a results-oriented management culture by providing opportunities to earn cash incentive awards that vary according to performance. Bonuses and commissions, payable in cash, are tied to the achievement of performance goals and objectives established by the Compensation Committee. Bonuses and commissions generally are a percentage of the executive's base salary.

        The 2007 Annual Incentive Plan was designed to provide for the annual payment of cash bonuses to certain of the named executive officers and certain other executives who contributed to the long-term success of the Company based upon the Company's achievement of its annual gross revenue and adjusted earnings targets for 2007. For each executive participating in the plan, the amount of the annual cash award was based on the percentage of the gross revenue target achieved and the percentage of the adjusted earnings target achieved. 50% of the executive's respective annual cash bonus award target as set forth in his applicable employment agreement was determined based on the Company's 2007 gross revenue and 50% was based on the Company's 2007 adjusted earnings. Under the plan, the executives would be paid cash bonuses equal to various percentages of their base salaries, with such awards being calibrated based on over- or under-achievement of the targets to between 0% and 200% of such percentages. In setting bonus levels for 2007, the Committee considered peer group compensation data collected by the Company at the Committee's request as well as survey and proxy data from peer companies provided by Towers Perrin in 2005, including Towers Perrin's analysis of this data as well as long-term incentive alternatives.

        The Compensation Committee set the targets for the 2007 Annual Incentive Plan based upon management forecasts, investor expectations and peer company performance. The Compensation Committee intended that the 2007 Annual Incentive Plan have a level of performance above which the incentive payment would begin and established targets that, while achievable, were not expected to be easily attainable. The Company performed extremely well in 2007 as gross revenue for the year was $325.6 million and adjusted earnings was $25.2 million. In 2007, based upon actual performance, the Company achieved approximately 99% of the gross revenue target and approximately 117% of the adjusted earnings target. Based upon the attainment of these performance goals and objectives established by the Compensation Committee under the Company's pay-for-performance philosophy, the Company paid our executive officers who participated in Annual Incentive Plan approximately 147% of the bonuses they were eligible to earn in 2007. This is in sharp contrast to 2006 when the Company did not achieve minimum performance goals and no annual cash incentives were paid to our executive officers under the 2006 Annual Incentive Plan. The total amount paid to each named executive officer under the 2007 Annual Incentive Plan for performance in the year is included in column (g) of the Summary Compensation Table on page 19. While the 2007 Annual Incentive Plan is not a perpetual plan, the Compensation Committee has adopted a similar plan for 2008.

        Executives who perform sales-related functions are also eligible to earn commissions based upon the achievement of financial targets. In 2007 the financial targets for these commission plans were based upon management forecasts and investor expectations. For each executive participating in a commission plan, the amount of the annual cash payment was based on the percentage of the gross revenue target achieved. Under the commission plan, the executives would be paid cash amounts equal to various percentages of their base salaries, with such awards being calibrated based on over- or under-achievement of the targets to between 0% and 200% of such percentages. Based upon the performance goals and objectives established under the Company's pay-for-performance philosophy, Mr. Alan R. Schwartz, the only named executive officer eligible to receive a commission payment, was paid $270,237 under the commission plan for 2007, which was 120% of the commission he was eligible to earn in 2007.

        Long-Term Equity Compensation.    The Compensation Committee believes that long-term equity compensation performs an essential role in retaining executives and providing them long-term incentives to maximize stockholder value. Historically the Compensation Committee has granted stock options and restricted stock awards to our executives based upon either Company performance or the executive's level at the Company.

        To date, equity compensation has been provided in the form of grants of stock options in accordance with our 2001 Founders' Stock Option Plan and grants of stock options and restricted stock awards in accordance with our 2004 Long-Term Incentive Plan. By using a mix of stock options and restricted stock awards the Company is able to compensate executives for sustained increases in the Company's stock performance. The stock option grants awarded to date allow executives to acquire shares of the Company's common stock, subject to the completion of a vesting period (usually three or four years) and continued employment with the Company. These options have fixed exercise prices and have ten-year terms. All stock options to date have been granted at the fair market value of our common stock on the date of grant. The restricted stock awards granted to date provide executives shares of our common stock, subject to the completion of a vesting period (usually three or four years) and continued employment with the Company.

        The Compensation Committee grants stock options and restricted stock awards to provide our employees an opportunity for increased equity ownership and to maintain competitive levels of total compensation. Generally, the Chief Executive Officer recommends equity award levels for executives other than himself to the Compensation Committee, and the Compensation Committee then reviews those recommendations, adjusts them as it deems appropriate, based in part on analysis and data provided by its outside consultants, and approves them. In 2007, the Compensation Committee granted a greater quantity of restricted stock awards than normal in connection with the promotion and hiring of certain senior executives, including the named executives.

        The Compensation Committee also adopted the 2007 Long-Term Incentive Plan as a way to grant stock options and restricted stock awards under the 2004 Long-Term Incentive Plan to our named executive officers and certain other executives based upon the Company's achievement of various performance goals. The Company's 2007 Long-Term Incentive Plan provided, among other things, the grant of stock options and restricted stock awards to each of our named executive officers and certain other executive officers who contribute to the long-term success of the Company. Each executive participating in this plan was granted (i) restricted stock equal to 40% of the executive's long-term incentive target ("2007 Restricted Stock Award") and (ii) stock options equal to 60% of the executive's long-term incentive target ("2007 Option Award") as identified in his applicable employment agreement. The 2007 Long-Term Incentive Plan provided that the amount of shares of restricted stock and stock options subject to the grants would be adjusted up or down at the end of the Company's 2007 fiscal year to between 0% and 200% of the number of shares of restricted stock and stock options granted based upon the Company's achievement of its annual gross revenue and adjusted earnings targets for the 2007 fiscal year. For each participating executive, the plan provided that the amount of the adjusted (i) restricted stock award would be the percentage of the gross revenue target achieved and the percentage of the adjusted earnings target achieved each multiplied by 50% of the applicable 2007 Restricted Stock Award, and (ii) stock option award would be the percentage of the gross revenue target achieved and the percentage of the adjusted earnings target achieved each multiplied by 50% of the applicable 2007 Option Award. Under the terms of the plan, the amount of stock options and restricted stock awards under the 2007 Long-Term Incentive Plan are calculated according to a formula based upon the Company's gross revenue and adjusted earnings. In setting award levels for 2007, the Committee considered peer group compensation data collected by the Company at the Committee's request as well as survey and proxy data from peer companies provided by Towers Perrin in 2005, including Towers Perrin's analysis of this data as well as long-term incentive alternatives. The Compensation Committee then considered this information and made the final decision. The

Compensation Committee set the targets for the 2007 Long-Term Incentive Plan based upon management forecasts, investor expectations and peer company performance. The Compensation Committee intended that the 2007 Long-Term Incentive Plan have a level of Company performance above which the awards would be earned and established targets that, while achievable, were not expected to be easily attainable.

        Based upon the performance goals and objectives established by the Compensation Committee under the Company's pay-for-performance philosophy, on February 25, 2008, the executive officers participating in the 2007 Long-Term Incentive Plan received the following equity awards:

Name of Executive	Options Granted Under 2007 Long-Term Incentive Plan	Restricted Share Award Under 2007 Long-Term Incentive Plan
Henry H. Graham, Jr.	100,000	75,000
Raymond Low	100,000	35,321
Michael Q. Keegan	90,144	30,206
Steve F. Smith	38,179	12,793
James T. McLaughlin	51,965	17,413
Dennis L. Randolph, Jr.	53,026	17,768
Mark G. Cole	49,844	16,702
Alan R. Schwartz	63,631	21,322
Charles Leppert	29,288	9,814

    *
    Under the terms of the 2007 Long-Term Incentive Plan, these awards are deemed granted as of May 3, 2007, and 33% of the awards vested on February 25, 2008, with the remainder vesting in installments of 33% and 34% on January 1, 2009 and January 1, 2010, respectively.

        As a result of the Company's performance in 2007, the equity awards made to our executives under the 2007 Long-Term Incentive Plan were in sharp contrast to the awards made under the Company's 2006 Long-Term Incentive Plan. In 2006 the Company did not achieve its target performance goals and equity award incentives well below target were granted to our named executive officers under the 2006 Long-Term Incentive Plan.

        With respect to any year, the Compensation Committee, through review of stock programs and competitive practices at comparable companies, determines the aggregate amounts, terms and timing of stock option and restricted stock awards with, from time to time, the assistance of outside consultants. The number of shares covered by each award reflects the executive's level of responsibility along with past and anticipated future contributions to the Company and the number of stock options and/or restricted stock awards previously granted. While the 2007 Long-Term Incentive Plan is not a perpetual plan, the Compensation Committee has adopted a similar plan for 2008.

        Perquisites and Other Personal Benefits.    The Company provides executive officers with perquisites and other personal benefits that the Compensation Committee and the Company believe are reasonable and consistent with its overall compensation program to attract, motivate, retain and reward highly-qualified and industrious executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The executive officers are provided use of a company automobile or a car allowance, supplemental life insurance, the reimbursement of club membership and certain medical expenses, and annual executive physicals.

Tax and Accounting Implications

        Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit. While the Compensation Committee considers the impact of this rule when developing and implementing the Company's executive officer compensation programs, the Compensation Committee believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While grants of options under our 2004 Long-Term Incentive Plan are intended to qualify as "performance-based", restricted stock awards granted under our 2004 Long-Term Incentive Plan and amounts paid under the Company's other compensation programs may not qualify.

        Beginning on January 1, 2006, the Company began accounting for share-based payments, including grants under our 2001 Founders' Stock Option Plan, and our 2004 Long-Term Incentive Plan (which includes our 2007 Long-Term Incentive Plan) in accordance with the requirements of Financial Accounting Standards Board (FASB) SFAS No. 123R, Share-Based Payment.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE Jay E. Ricks, Chairman Stephen X. Graham John V. Sponyoe

EXECUTIVE COMPENSATION

        The table below provides earned compensation information for our Chief Executive Officer, our Chief Financial Officers and our three most highly compensated other employees who served as our executive officers as of December 31, 2007, whose total compensation earned for 2007 exceeded $100,000.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)(3)		Bonus ($) (d)	Stock Awards ($) (e)(4)		Option Awards ($) (f)(4)		Non-Equity Incentive Plan Compensation (g)(5)		Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)		All Other Compensation (i)			Total (j)
Henry H. Graham, Jr. Chief Executive Officer	2007 2006	$ $	500,000 381,084	— —	$ $	991,219 161,258	$ $	342,035 82,614	$ $	1,016,414 —	$ $	— —	$ $	241,554 28,804	(6) (6)	$ $	3,091,223 653,758
Dennis L. Randolph, Jr. EVP, CFO and Treasurer	2007 2006	$ $	229,567 133,750	— —	$ $	180,564 37,579	$ $	246,597 4,216	$ $	183,459 —	$ $	— —	$ $	54,580 14,606	(6) (6)	$ $	894,767 190,151
Edward C. O'Brien(1) EVP, CFO and Treasurer	2007 2006	$ $	150,000 253,549	— —	$ $	— 81,055	$ $	— 50,820	$ $	110,076 —	$ $	— —	$ $	652,754 52,263		$ $	912,830 437,687
Raymond Low(2) President	2007 2006	$ $	425,000 394,101	— —	$ $	573,389 122,943	$ $	432,145 151,793	$ $	623,762 —	$ $	— —	$ $	248,479 88,500	(7) (7)	$ $	2,302,774 757,337
Michael Q. Keegan Chief Operating Officer	2007 2006	$ $	375,000 300,000	— —	$ $	603,956 155,379	$ $	316,924 68,480	$ $	550,378 —	$ $	— —	$ $	200,762 35,646	(6) (6)	$ $	2,047,021 559,505
Alan R. Schwartz EVP, North American Sales	2007 2006	$ $	312,018 234,895	— —	$ $	319,625 148,517	$ $	220,221 2,581	$ $	270,237 165,273	$ $	— —	$ $	110,728 34,419	(6) (6)	$ $	1,232,829 585,685

  (1)
  Mr. O'Brien ceased to be an officer of the Company effective April 9, 2007. The amount included in column (i) for 2007 includes severance of $569,990 and the payment of $68,088 for dividends on unvested restricted stock units and for 2007 and 2006 other perquisites including car allowance, club membership, supplemental life insurance and supplemental medical benefits.

  (2)
  Mr. Low's salary and all other compensation for 2006 was paid in British pounds. Amounts reflected for 2006 were converted to U.S. dollars at an average rate of $1.84 per British pound. Mr. Low's salary and all other compensation was paid to him in U.S. dollars for 2007.

  (3)
  Includes amounts, if any, deferred by the named executive officer pursuant to the Company's 401(k) plan or in the case of Mr. Low, his pension scheme in the United Kingdom.

  (4)
  The restricted stock awards and option award amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement purposes in accordance with the SFAS No. 123R, of awards pursuant to the 2001 Founder's Stock Option Plan and the 2004 Long-Term Incentive Plan and thus may include amounts from awards granted in and prior to the periods presented. Assumptions used in the calculation of these amounts are described in footnote six to the Company's audited financial statements included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

  (5)
  All named executive officers, with the exception of Mr. Schwartz, were paid 147% of their target non-equity incentive bonus for 2007. The amount for Mr. Graham also includes an additional cash bonus of $282,577 related to the balance owed to him under the 2007 Long-Term Incentive Plan that could not be delivered in either stock options or restricted stock awards. During 2006 no incentive bonuses were paid due to financial performance. Amounts paid to Mr. Schwartz for 2007 and 2006 represent commissions earned under his annual commission plan.

  (6)
  Amount for 2007 includes dividend equivalent payment on unvested restricted stock awards in connection with the payment of the special dividend of $4 per share on April 13, 2007 of $206,708 for Mr. Graham, Jr., $25,904 for Mr. Randolph, Jr., $158,084 for Mr. Keegan and $68,812 for Mr. Schwartz. Other perquisites for both 2007 and 2006 include: club membership, car allowance, supplemental life insurance premiums and supplemental medical benefits.

  (7)
  Amount for 2007 includes dividend equivalent payment on unvested restricted stock awards $136,784 and for 2007 and 2006 includes payments into Mr. Low's pension scheme of $55,250 and $52,544, respectively, as well as car allowance, club membership and supplemental life insurance premiums.

Grants of Plan-Based Awards Table

        The table below summarizes the amounts of awards made to the named executive officers under our 2004 Long-Term Incentive Plan (which includes our 2007 Long-Term Incentive Plan) during the year ended December 31, 2007.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(4)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)						Grant Date Fair Value of Stock and Option Awards (l)(5)
										Exercise or Base Price of Option Awards (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Henry H. Graham, Jr.	1/1/2007	$—	$500,000	$1,000,000
	1/9/2007							40,000			$783,600
	8/2/2007							31,972			$425,867
	5/3/2007				—	40,355	75,000				$499,998
	5/3/2007				—	100,000	100,000			$12.39	$622,767
Dennis L. Randolph, Jr.	1/1/2007	$—	$125,000	$250,000
	2/22/2007							2,250			$38,520
	5/3/2007							14,500			$179,800
	8/2/2007							18,250			$243,090
	5/3/2007				—	12,107	24,213				$150,006
	5/3/2007				—	36,129	72,258			$12.39	$224,999
Edward C. O'Brien	1/1/2007	$—	$150,000	$300,000
	1/9/2007							10,000			$195,900
Raymond Low	1/1/2007	$—	$425,000	$850,000
	1/9/2007							30,000			$587,700
	5/3/2007							20,000			$248,000
	8/2/2007							22,739			$302,883
	5/3/2007				—	23,325	46,651				$288,997
	5/3/2007				—	69,609	100,000			$12.39	$433,502
Michael Q. Keegan	1/1/2007	$—	$375,000	$750,000
	1/9/2007							30,000			$587,700
	5/3/2007							20,000			$248,000
	8/2/2007							22,805			$303,763
	5/3/2007				—	20,581	41,162				$254,999
	5/3/2007				—	61,419	100,000			$12.39	$382,497
Alan R. Schwartz	1/1/2007	$—	$225,000	$450,000
	5/3/2007							5,000			$62,000
	5/3/2007				—	14,528	29,056				$180,002
	5/3/2007				—	43,355	86,710			$12.39	$270,001

(1)
The amounts in columns (c), (d) and (e), with the exception of (2) below, represent the range of potential cash payments to each named executive officer under the 2007 Annual Incentive Plan based on each named executive officer's salary and position as of December 31, 2007 or in the case of Mr. O'Brien, his last day of employment with the Company. Based on the Company's financial performance for the year ended December 31, 2007, 147% of the target amount in column (d) was earned by each of the named executive officers. Pursuant to the terms of his employment agreement, the amount paid to Mr. O'Brien was pro-rated based upon the time he was employed by the Company during 2007.

(2)
The amounts presents the target payout under Mr. Schwartz' 2007 annual commission plan. Mr. Schwartz earned $270,237 or 120% of the target amount in column (d) under this plan.

(3)
The amounts in columns (f), (g) and (h) represent the range of equity awards under the 2007 Long-Term Incentive Plan. The equity awards earned by each named executive under the 2007 Long-Term Incentive Plan are detailed on page 18 of this proxy statement.

(4)
The restricted stock awards vest annually on a ratable basis over either a three or four year period from the date of initial grant.

(5)
Amounts represent the grant date fair value determined in accordance with the SFAS No. 123R based on the number of awards indicated in columns (g) or (i).

Outstanding Equity Awards at Fiscal Year-End

        The table below summaries the holdings of restricted stock, restricted stock awards and stock options by the named executive officers at December 31, 2007.

	Option Awards
								Stock Awards
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)
Name and Principal Position (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)			Option Exercise Price (f)	Option Expiration Date (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($) (i)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (k)
Henry H. Graham, Jr.	6/10/2005							9,000	(3)	$159,750
	6/1/2006							2,271	(3)	$40,310
	6/1/2006	2,255	6,764	(2)		$20.56	6/1/2016
	1/9/2007							26,666	(3)	$473,322
	8/2/2007							31,972	(3)	$567,503
	5/3/2007							75,000	(4)	$1,331,250
	5/3/2007		100,000	(4)		$12.39	5/3/2017
Dennis L. Randolph, Jr.	7/2/2003	1,164				$19.60	7/2/2013
	11/17/2003	399				$19.60	11/17/2013
	3/16/2004							563	(3)	$9,993
	2/8/2005							250	(3)	$4,438
	6/10/2005							450	(3)	$7,988
	2/22/2006							1,182	(3)	$20,981
	5/3/2006							1,781	(3)	$31,613
	2/22/2007							2,250	(3)	$39,938
	5/3/2007							4,500	(3)	$79,875
	5/3/2007							10,000	(3)	$177,500
	8/2/2007							18,250	(3)	$323,938
	5/3/2007							17,768	(4)	$315,382
	5/3/2007		53,026	(4)		$12.39	5/3/2017
Raymond Low	11/4/2001	6,377	—			$19.60	11/4/2011
	3/16/2004							2,500	(3)	$44,375
	4/21/2004	18,333	1,667	(2)		$22.88	4/21/2014
	5/17/2005	13,749	6,251	(2)		$19.99	3/17/2015
	6/1/2006	1,684	5,050	(2)		$20.56	6/1/2016
	6/1/2006							1,696	(3)	$30,104
	1/9/2007							20,000	(3)	$355,000
	5/3/2007							20,000	(3)	$355,000
	8/2/2007							22,739	(3)	$403,617
	5/3/2007							35,321	(4)	$626,948
	5/3/2007		100,000	(4)		$12.39	5/3/2017
Michael Q. Keegan	9/4/2001	6,377				$19.60	9/4/2011
	11/17/2003	3,189				$19.60	11/17/2013
	3/16/2004							3,375	(3)	$59,906
	6/10/2005							4,500	(3)	$79,875
	6/1/2006							1,646	(3)	$29,217
	6/1/2006	1,634	4,903	(2)		$20.56	6/1/2016
	1/9/2007							20,000	(3)	$355,000
	5/3/2007							20,000	(3)	$355,000
	8/2/2007							22,805	(3)	$404,789
	5/3/2007							30,206	(4)	$536,157
	5/3/2007		90,144	(4)		$12.39	5/3/2017
Alan R. Schwartz	9/4/2001	6,377				$19.60	9/4/2011
	11/17/2003	957				$19.60	11/17/2013
	3/16/2004							2,500	(3)	$44,375
	6/10/2005							4,500	(3)	$79,875
	2/22/2006							3,375	(3)	$59,906
	5/3/2006							6,828	(3)	$121,197
	5/3/2007							5,000	(3)	$88,750
	5/3/2007							21,322	(4)	$378,466
	5/3/2007		66,631	(4)		$12.39	5/3/2017

(1)
Market value based on December 31, 2007 closing price of $17.75.
(2)
Option awards were granted with a ten year term and vest monthly on a ratable basis over a four year period.
(3)
The restricted stock awards for each named executive officer vest annually on a ratable basis over either a three year or four year period from the date of initial grant.
(4)
These amounts represent the equity awards earned by each named executive officer under the 2007 Long-Term Incentive Plan. 33% of these awards vested on February 25, 2008 and the remainder will vest 33% on January 1, 2009 and 34% on January 1, 2010.

Option Exercises and Stock Vested

        The table below summarizes the restricted stock awards vested during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Henry H. Graham, Jr.	—	$—	18,591	$301,646
Dennis L. Randolph, Jr.	—	$—	1,898	$31,704
Edward C. O'Brien	—	$—	4,113	$66,004
Raymond Low	—	$—	13,065	$211,685
Alan R. Schwartz	—	$—	8,150	$135,629
Michael Q. Keegan	—	$—	16,174	$263,177

(1)
Value equals number of shares multiplied by the market value on vesting date.

DIRECTOR COMPENSATION

        The Compensation Committee of our board of directors determines annually the amount of any fees, whether payable in cash, shares of common stock or options to purchase common stock, and expense reimbursements that directors receive for participating on, and for attending meetings of, our board of directors and committees of the board. The Compensation Committee generally seeks to set director compensation using data from the Compensation Peer Group. With the exception of Mr. Sponyoe, we pay each director who is not an employee of the Company an annual retainer fee of $30,000, $1,500 per meeting for participation in a meeting of the board of directors, and $1,000 per day for participation in meetings of the committees of the board of directors. Additionally, we pay the chairmen of our Audit Committee and the special committee advising management on planning and development an additional annual retainer fee of $10,000 and the chairmen of our Compensation Committee and Nominating and Corporate Governance Committee an additional annual retainer fee of $6,000. We pay Mr. Sponyoe, our non-executive Chairman, an annual retainer fee of $150,000. Our board of directors has convened a special committee to review and advise management with respect to the Company's planning and development efforts. Mr. Benton is the chairman of this special committee and in this role we pay him an additional annual retainer fee of $10,000. Since being named non-executive Chairman, Mr. Sponyoe does not receive any fees other than his annual retainer fee for his participation in meetings of the board of directors or any of its committees.

        We also award each director who is not an employee of the Company equity compensation. During 2007, we granted each such director that number of shares of restricted stock equal to $75,000 divided by the closing price of our common stock on the New York Stock Exchange on the date of grants, which restricted shares vest in equal monthly installments over a twelve month period. In accordance with the terms of our 2004 Long-Term Incentive Plan, which provides that the aggregate number of shares of restricted stock granted to a non-employee director shall not exceed 70% of the total number of shares of stock subject to all awards granted to the director during a given year, we also granted, during 2007, to each director who is not an employee of the Company that number of options to purchase shares of our common stock equal to 30% of the total number of shares of stock subject to all stock awards granted to the non-employee director during fiscal year 2007. These options vest in equal monthly installments over a twelve-month period. These options were granted at the fair market value of our common stock on the date of grant.

        In October 2004, our board of directors established a stock ownership guideline for non-employee directors to enhance the link between director and stockholder interests. Each non-employee director is required to own stock of the Company equal in value to $100,000 within two years of the later of joining the board or the adoption of the stock ownership guideline.

        We reimburse all of our directors for reasonable out-of-pocket expenses related to attending board, committee and stockholder meetings.

Director Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (1)	Non-Equity Incentive Compensation Plan ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John B. Benton	$64,124	$65,854	$36,652	$—	$—	$—	$166,630
Stephen X. Graham	$62,624	$65,854	$36,652	$—	$—	$—	$165,130
Jay E. Ricks	$58,624	$65,854	$20,737	$—	$—	$—	$145,215
John V. Sponyoe	$151,624	$65,854	$20,737	$—	$—	$—	$238,215

(1)
Amount equals the expense recognized by the Company under SFAS No. 123R. Assumptions used in the calculations of these amounts are included in footnote six to the Company's audited financial statements for the year ended December 31, 2007, included in the Company's Form 10-K filed with the SEC on March 16, 2008.

        As of December 31, 2007, each director had the following amounts of options and restricted stock units outstanding: Mr. Benton: 37,732 options and 2,631 restricted stock awards; Mr. S. Graham: 37,201 options and 2,631 restricted stock awards; Mr. Ricks: 5,435 options and 2,631 restricted stock awards; and Mr. Sponyoe: 6,377 options and 2,631 restricted stock awards.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2007 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	3,369,102	(2)	$19.02	(3)	330,054	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	3,369,102		$19.02		330,054

(1)
Consists of the 2004 Long-Term Incentive Plan, as amended, and our 2001 Founders' Stock Option Plan, as amended (the "2001 Plan").

(2)
Includes 983,446 shares of common stock subject to restricted stock awards that will entitle the holders to one share of common stock for each such unit that vests over the holders' period of continued service and 2,385,656 shares of common stock subject to stock options that will entitle the holders, upon exercise, to one share of common stock for each such option that vests over the holders' period of continued service.

(3)
Calculated without taking into account 983,446 shares of common stock subject to outstanding restricted stock awards that will become issuable as those awards vest, without any cash consideration or other payment required for such shares.

(4)
Includes shares of common stock available for future issuance under the 2004 Long-Term Incentive Plan. As of December 31, 2007, 330,054 shares of common stock were available for issuance under the 2004 Long-Term Incentive Plan. Shares reserved for issuance under the 2004 Long-Term Incentive Plan may be issued upon the exercise of stock options, through direct stock issuances or pursuant to restricted stock unit awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods. As of December 31, 2007, no shares of common stock were available for grant under the 2001 Plan. Shares reserved for issuance under the 2001 Plan may be issued upon the exercise of outstanding stock options that vest upon the completion of designated service periods.

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

        The following is a description of the employment agreements and severance and change of control arrangements with respect to each named executive officer. The amount of compensation payable to each named executive officer upon termination without cause, termination for good reason and termination following a change of control is shown below. The amounts shown assume that such terminations were effective as of December 31, 2007, and are estimates of the amounts which would be paid to the named executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive's actual separation from the Company.

Employment Agreements and Severance Arrangements

Henry Graham, Jr. and Michael Q. Keegan

        Mr. H. Graham has served as our Chief Executive Officer since September 2006. In 2007, Mr. H. Graham's annual base salary was $500,000, subject to any future increase as determined by the board of directors based upon the achievement of budgetary or other objectives set by the Compensation Committee and our board of directors. In addition, Mr. H. Graham is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2007 was 100%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2007 was 250% based upon the achievement of budgetary and other objectives set by the Compensation Committee and our board of directors. Finally, Mr. H. Graham is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Mr. Keegan has served as our Chief Operating Officer since January 2007. In 2007, Mr. Keegan's annual base salary was $375,000, subject to any future increase as determined by the board of directors based upon the achievement of budgetary or other objectives set by the Board. In addition, Mr. Keegan is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2007 was 100%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2007 was 170%, based upon the achievement of budgetary and other objectives set by the Compensation Committee and our board of directors. Finally, Mr. Keegan is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Each of the employment agreements for Mr. H. Graham and Mr. Keegan provide for a term that begins on January 1, 2006 and ends on December 31, 2009. At the end of the term, each employment agreement states that the term will automatically be extended for successive one year periods unless either the Company or such executive has provided the other with at least three months' prior written notice of its or his intention to allow the employment agreement to expire at the end of such initial or extended term. Each executive shall serve in his respective executive position until (i) his disability or death, (ii) his decision to terminate his employment relationship with us for or without good reason, or (iii) the decision by our board of directors to terminate his employment with or without cause.

        Under the employment agreements, "good reason" (other than in the context of a change of control) means that we: (i) move our offices to an area other than the Washington, D.C. area, (ii) diminish the executive's title; (iii) assign duties to the applicable executive that are substantially inconsistent with the responsibilities of his specific executive position or we make a substantial adverse alteration to those responsibilities, (iv) reduce the executive's annual base salary, or (v) materially reduce the benefits provided to such executive, and "cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to us or any of our affiliates or any of their customers or suppliers; (ii) substantial failure on the part of the executive in his performance of the duties of the office held by him as reasonably directed by the Board (other than any such failure resulting from the executive's incapacity due to physical or mental illness), after notice to the executive and a reasonable opportunity to cure; (iii) gross negligence or willful misconduct by the executive with respect to us or any of our affiliates (including, without limitation, disparagement that adversely affects our reputation or any of our affiliates); or (iv) any material breach by executive of the sections of the employment agreement pertaining to executive's duties, non-competition or confidentiality.

        Each of the executives has agreed to protect the confidentiality of our proprietary and confidential information. Each executive has also agreed not to compete with us or solicit our employees or customers for a period of two years if he is terminated without cause or resigns for good reason, or for a period of one year if he is terminated for any other reason.

        The employment agreements provide that if such executives are terminated without cause or if he resigns for good reason (outside the context of a change of control), he would be entitled to receive (i) payment of his then current base salary for two years thereafter, (ii) payment of other accrued compensation and (iii) continuation of certain insurance and other fringe benefits for two years. If we elect to allow such executive's employment agreement to expire at the end of its initial or any extended term without including a notice of termination for cause, such election will be treated as a termination of their respective employment without cause.

        The following table sets forth the estimated payments and benefits that would have been provided to Mr. H. Graham and Mr. Keegan if their respective employment had been terminated on December 31, 2007, by the Company without cause or such executive for good reason:

Name	Salary ($)	Health Benefits ($)(1)	All Other Compensation ($)	Total ($)
Henry H. Graham, Jr.	$1,000,000	$41,672	$49,200	$1,090,872
Michael Q. Keegan	$750,000	$41,672	$49,200	$840,872

(1)
The amount represents an estimate of 24 months of health benefits at the current 2008 COBRA rates.

Raymond Low

        On May 9, 2006, we and our wholly owned subsidiary, Transaction Network Services (UK) Limited, entered into an employment agreement with Raymond Low. Effective September 28, 2006, we amended Mr. Low's employment agreement to reflect his appointment as President of the Company.

        Mr. Low's employment agreement provides for a term that begins on January 1, 2006. Mr. Low will continue to serve as our President until (i) his disability, (ii) his decision to terminate his employment relationship with us for or without good reason, (iii) the decision by the board of directors to terminate his employment with or without cause, as that term is used in his employment agreement; or (iv) upon the day on which Mr. Low attains the age of 65.

        Under Mr. Low's employment agreement, "good reason" means where (i) Mr. Low is assigned duties substantially inconsistent with his responsibilities set out in his employment agreement; (ii) Mr. Low is demoted; (iii) we reduce Mr. Low's base salary; (iv) in breach of his employment agreement, we materially reduce the aggregate value to Mr. Low of the benefits to be received under his employment agreement, other than in connection with a reduction in benefits generally to our senior executives; or (v) we require Mr. Low, without his consent, to change his normal place of work to a place outside of England and Wales.

        We may terminate Mr. Low's employment (without any entitlement to any further payment from us except for those amounts accrued as of such date) if Mr. Low: (i) is guilty of any serious or (after having received a written warning from the Board) repeated breach of his obligations under his employment agreement; (ii) is guilty of (a) serious misconduct, (b) serious negligence or (c) any other conduct which materially harms or in the reasonable opinion of the Board is likely material to harm our interests; (iii) is convicted of an offense (other than a road traffic offense for which a non-custodial penalty is imposed); (iv) becomes bankrupt or makes any arrangement or composition with his creditors; or (v) is disqualified from being a director of any company by reason of an order made by any competent court. Under Mr. Low's employment agreement, "without cause" means the termination of Mr. Low's employment based on reasons other than those set forth in this paragraph and Mr. Low's death.

        If Mr. Low's employment is terminated without cause or if he resigns for good reason, he would be entitled to receive payment of his then current base salary and benefits during any period in which he is restricted pursuant to his non-competition and non-solicitation obligations contained in his employment agreement. Notwithstanding, if terminated without cause or if he resigns for good reason, Mr. Low would be entitled to receive a payment of his then current base salary and benefits for a period of time after the period applicable to his non-competition and non-solicitation obligations (but not to exceed two years after his date of termination) if he elects to be continually bound by the non-competition and non-solicitation restrictions for such additional period.

        Mr. Low has agreed to protect the confidentiality of our proprietary and confidential information. Mr. Low has also agreed not to compete with us or solicit our employees or customers for a period of 6 months and 12 months, respectively, if he is terminated for any reason subject to his election to extend such periods.

        In 2007, Mr. Low's annual base salary was $425,000, subject to any increase as determined by the Company's board of directors based upon the achievement of budgetary or other objectives set by the Board. In addition, Mr. Low is eligible for an annual incentive bonus targeted to equal 100% of his annual base salary and an annual long term incentive bonus award targeted to equal 170% of his annual base salary (and capped at 340% of his annual base salary), based upon the achievement of budgetary and other objectives set by the Compensation Committee and our board of directors. Furthermore, we will make an annual contribution equal to 13% of his base salary to a pension plan designated by Mr. Low. Finally, Mr. Low is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by us to our senior executives generally, in accordance with the terms of those plans and programs.

        If Mr. Low had been terminated as of December 31, 2007 without cause or had resigned for good reason, the total severance payments due to Mr. Low would have been $1,009,700, which includes $850,000 of salary and $159,700 of health benefits and other compensation.

Alan Schwartz

        Pursuant to an employment agreement entered by us in August 2001, Alan Schwartz serves as our Senior Vice President, General Manager-FSD. Mr. Schwartz's annual base salary was initially set at $220,000, subject to any increase as determined by our chief executive officer or chief operating officers based upon the achievement of budgetary or other objectives set by such executives. In addition, Mr. Schwartz is eligible for an annual incentive bonus, based upon the achievement of budgetary and other objectives set by our Chief Executive Officer or President or achievements of mutually agreed sales quotas and other objectives. Finally, Mr. Schwartz is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs. In the event Mr. Schwartz's employment is terminated without cause or by him for good reason, we would continue to pay Mr. Schwartz an amount equal to his then current annual base salary, payable in equal installments on our regular salary payment dates, for a period of one year after such termination plus an amount equal to the aggregate amount of any bonuses paid to Mr. Schwartz during the four calendar quarters immediately preceding the date of his termination. If Mr. Schwartz had been terminated as of December 31, 2007 without cause or had resigned for good reason, the total severance payments due to Mr. Schwartz would have been $582,255, which consists entirely of salary.

        Mr. Schwartz's agreement provides for a term that began on the date of such agreement and will continue until his employment with us is terminated. Mr. Schwartz has agreed to protect the confidentiality of our proprietary and confidential information. Mr. Schwartz has also agreed not to compete with us or solicit our employees or customers for a period of 12 months if he is terminated without cause or resigns for good reason or 6 months if he is terminated for any other reason.

        Under Mr. Schwartz's employment agreement, "cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to us or any of our affiliates or any of our customers or suppliers, (ii) substantial failure on the part of the executive in his performance of the duties of the office held by him as reasonably directed by the CEO or the President (unless such failure is due to physical or mental incapacity), after notice to executive and a reasonable opportunity to cure, (iii) gross negligence or willful misconduct by executive with respect to us or any of our affiliates (including, without limitation, disparagement that adversely affects our reputation or any of our affiliates) or (iv) any material breach by executive of his confidentiality, non-competition or non-solicitation obligations, and "good reason" means (i) we relocate our general and administrative offices or executive's place of employment to an area other than the Washington, D.C. area; (ii) executive is assigned any duties substantially inconsistent with his responsibilities as described in his employment agreement; (iii) we reduce his then current annual base salary; or (iv) any material reduction of benefits provided to executive pursuant to his employment agreement, other than in connection with a reduction in benefits generally applicable to our senior executives of Employer.

Dennis L. Randolph, Jr.

        Pursuant to an employment agreement entered by us in August 2007, Dennis L. Randolph, Jr. serves as the Company's Executive Vice President, Chief Financial Officer and Treasurer. In accordance with the employment agreement, Mr. Randolph's annual base salary was initially set at $250,000, subject to any increase as determined by the board of directors based upon an annual review and the achievement of budgetary or other objectives set by the Compensation Committee and our board of directors. In addition, Mr. Randolph is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2007 was 50%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2007 was 150%, in accordance with the terms of the Company's Long-Term Incentive Plan. Finally, Mr. Randolph is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Mr. Randolph's employment agreement provides for a term that begins on May 8, 2007 and ends on May 8, 2010, unless further extended or sooner terminated under the terms of the agreement. At the end of the term, the employment agreement states that the term will automatically be extended for successive one year periods unless either the Company or Mr. Randolph has provided the other with at least ninety days prior written notice of its or his intention to allow the employment agreement to expire at the end of such initial or extended term. Mr. Randolph shall serve in his position until (i) his disability or death, (ii) his decision to terminate his employment relationship with the Company for or without good reason, or (iii) the decision by the Board of Directors to terminate his employment with or without cause.

        Under the employment agreement, "good reason" (other than in the context of a change of control) means that we: (i) moves our offices to an area other than the Washington, D.C. area; (ii) assign duties to the executive that are substantially inconsistent with the responsibilities of his specific executive position or we make a substantial adverse alteration to those responsibilities, (iii) diminish the executive's title (iv) reduce the executive's annual base salary, or (v) materially reduce the benefits provided to such executive, and "cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers; (ii) substantial failure on the part of the executive in his performance of the duties of the office held by him as reasonably directed by the Chief Executive Officer and/or the Board (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after notice to the executive and a reasonable opportunity to cure; (iii) gross negligence or willful misconduct by the executive with respect to the Company or any of its affiliates (including, without limitation, disparagement that adversely affects the reputation of the Company or any of its affiliates); or (iv) any material breach by executive of the sections of the employment agreement pertaining to executive's duties, non-competition or confidentiality.

        If the executive's employment is terminated without cause, the executive would be entitled to receive (i) payment of his then current base salary for one year thereafter, (ii) payment of other accrued compensation and (iii) continuation of certain insurance and other fringe benefits for one year. If the Company elects to allow the employment agreement to expire at the end of its initial or any extended term without including a notice of termination for cause, such election will be treated as a termination of the executive's employment without cause. If the executive terminates the employment agreement without good reason upon forty-five days' notice, the executive would be entitled to receive (i) payment of his then accrued and/or vested but unpaid base salary, vacation pay, and other benefits as of the termination date. If Mr. Randolph had been terminated without cause or had resigned for good reason as of December 31, 2007, the total severance payments due to Mr. Randolph would have been $295,436, which includes $250,000 of salary and $45,436 of health benefits and other compensation.

2007 Executive Severances

Edward O'Brien

        Pursuant to an employment agreement dated March 10, 2006, Mr. Edward O'Brien served as our Executive Vice President, Controller and Assistand Treasurer. Effective September 28, 2006, we amended Mr. O'Brien's employment agreement to reflect his appointment as our Chief Financial Officer. Mr. O'Brien served as our Chief Financial Officer from September 28, 2006 until April 9, 2007. In connection with his appointment as our Chief Financial Officer, Mr. O'Brien's annual base salary was increased from $240,400 to $300,000, subject to any future increase as determined by the board of directors based upon the achievement of budgetary or other objectives set by the Board. In addition, Mr. O'Brien was eligible for an annual incentive bonus targeted to equal 50% of his annual base salary and an annual long term incentive bonus award targeted to equal 150% of his annual base salary, based upon the achievement of budgetary and other objectives set by the Board. Finally, Mr. O'Brien was entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by us to our senior executives generally, in accordance with the terms of those plans and programs. Mr. O'Brien's employment agreement provided that if he was terminated without cause or if he resigns for good reason (outside the context of a change in control), he would be entitled to receive (i) payment of his base salary for two years thereafter, (ii) payment of other accrued compensation and (iii) continuation of certain and other fringe benefits for two years.

        Effective April 9, 2007, Mr. O'Brien was replaced as our Chief Financial Officer, and his employment with the Company was subsequently terminated effective June 30, 2007. In June 2007, we entered into a Severance Agreement and General Release with Mr. O'Brien in connection with his termination of employment. Pursuant to such agreement, we agreed to provide the following severance benefits: (i) payment of $7,691.79 for accrued and unused vacation time; (ii) $480,800, which amount equals two years of his base salary at the rate in effect as of September 15, 2006; (iii) entitlement to COBRA coverage for a period of eighteen months after the date of his termination; (iv) reimbursement for premiums paid by Mr. O'Brien to continue his health insurance program following the expiration of his COBRA coverage through June 30, 2009; (v) reimbursement for two years through June 30, 2009 of up to $300 per year for health insurance deductibles and up to $5,000 per year to cover out-of-pocket medical expenses not covered under his health insurance program; (vi) entitlement to continue as a participant in our life insurance program through June 30, 2009; and (vii) payment of $1,600 per month as reimbursement for fringe benefits received under his employment agreement through June 30, 2009.

Change of Control Benefits

        Each of Mr. Graham's, Mr. Keegan's and Mr. Randolph's employment agreement provides that if his employment with the Company is terminated under certain circumstances during the period of 24 months after a change of control, he will be entitled to the payment of cash benefits, the continuation of health, retirement and fringe benefits as well as the immediate vesting of any outstanding stock options, stock appreciation rights and restricted stock, as described.

        If Mr. Graham's, Mr. Keegan's or Mr. Randolph's employment with the Company is terminated during the 24-month period after a change of control for cause or he resigns (other than for good reason), we will have no obligation to provide the benefits described below.

        Pursuant to their respective employment agreements, in the event Mr. Graham, Mr. Keegan or Mr. Randolph's employment with us is terminated during the 24 month period after a change of control due to disability or death or without cause, or he resigns for good reason, the executive shall be entitled to (provided that he executes and delivers to us a general release instrument): (i) receive a lump sum payment of an amount equal to 2.99 times for Mr. Graham and Mr. Keegan, and 1.99 times for Mr. Randolph, his then average annual compensation (which equals the average of the executive's annual base salary and accrued annual and long term incentive awards during the past three years); (ii) receive payment of other accrued compensation and benefits, (iii) exercise all outstanding stock options (which shall become immediately vested), (iv) treat all shares of restricted stock as vested in full, and (v) Messrs. H. Graham and Keegan receive the continuation of certain insurance and other fringe benefits for three years and Mr. Randolph receives the continuation of such benefits for two years.

        In the event the executive becomes entitled to any payments and benefits related to a termination of employment after the occurrence of a change of control and if such payments equal or exceed 110% of three times the executive's "base amount" determined for IRS purposes, we shall pay to the executive an additional amount equal to the sum of any excise tax imposed by the IRS to place the executive in the same after-tax position as if no such excise tax had been imposed and no additional amount had been made to him.

        "Change of control" means an event that would be required to be reported under the Securities and Exchange Act, as amended, whether or not we are then subject to such reporting requirements; provided that, without limitation, a change in control shall be deemed to have occurred if (i) any person is or becomes beneficial owner, directly or indirectly, of 25 percent or more of our voting securities; (ii) during any period of two consecutive years, the following persons cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new directors each of whose election to the Board or nomination for election to the Board by our security holders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; (iii) our security holders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent a majority of our voting securities or of such surviving entity outstanding immediately after such merger or consolidation; or (iv) our security holders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by us of all or substantially all of our assets.

        "Good reason" (in the context of a change of control) means (i) the assignment to the executive of any duties inconsistent with the executive's position or any other action that results in a diminution in such position; (ii) a reduction by us in the executive's base salary; (iii) a failure by us to maintain plans providing benefits at least as beneficial as those provided by any benefit or compensation plan in which the executive was participating immediately before the beginning of the 24 month period after the occurrence of a change of control; (iv) a requirement by us to base the executive at any office or location in excess of 25 miles from his office location immediately before the beginning of the 24 month period after the occurrence of a change of control; (v) any purported termination by us for cause otherwise than as provided in his employment agreement; or (vi) any failure by us to obtain the assumption of the obligations contained in his employment agreement by any successor.

        The following table sets forth the established payments and benefits that would have been provided to Mr. Graham, Mr. Keegan and Mr. Randolph if a change of control occurred and their respective employment had been terminated on December 31, 2007 without cause or for good reason:

Name	Salary ($)	Health Benefits ($)(1)	All Other Compensation ($)	Option Awards/ Restricted Shares ($)(2)	Section 280G Gross-up ($)(3)	Total ($)
Henry H. Graham, Jr.	$4,077,997	$62,508	$73,800	$3,108,135	$2,885,935	$10,208,325
Michael Q. Keegan	$1,009,735	$62,508	$73,800	$2,303,115	$1,887,831	$6,895,921
Dennis L. Randolph, Jr.	$811,750	$41,672	$49,200	$1,295,863	$878,746	$3,077,231

(1)
The amount represents an estimate of health benefits at the current 2008 COBRA rates.

(2)
The amount represents the fair market value of option awards and restricted shares at the closing price of $17.75 on December 31, 2007.

(3)
Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Internal Revenue Code 280G. Amounts in this column estimate the tax gross-up payments that would have been paid to the named executive officers assuming a change-in-control date of December 31, 2007 at the closing stock price of $17.75 on December 31, 2007.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

        The following table shows the number of shares of our common stock beneficially owned as of March 31, 2008 (unless otherwise indicated) by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement, and (iv) all of our directors and executive officers as a group.

        The number of shares beneficially owned by each holder is based upon the rules of the Securities and Exchange Commission ("SEC"). Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire within 60 days by exercising any stock option or the vesting of any other right. Accordingly, this table includes shares that each person has the right to acquire on or before May 30, 2008. Unless otherwise indicated, to our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table. By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

        To compute the percentage ownership of any stockholder or group of stockholders in the following table, the total number of shares deemed outstanding includes 24,462,488 shares that were outstanding on March 31, 2008 (which number does not include 85,235 shares held by us as treasury shares), plus any shares that a holder or group of holders could acquire upon exercising any options or the vesting of any restricted stock awards held by that holder or group of holders on or before May 30, 2008, if any.

	Shares of Common Stock Beneficially Owned
Beneficial Owner
	Shares	Percent
Philip C. Timon(1)	3,004,270	12.3
Federated Investors Group(2)	1,697,978	6.9
T. Rowe Price Associates Group(3)	1,682,639	6.9
Barclays Global Investors Group(4)	1,284,413	5.3
Henry H. Graham, Jr.(5)	368,560	1.5
Raymond Low(6)	132,814	*
Michael Q. Keegan(7)	87,376	*
Stephen X. Graham(8)	52,575	*
John B. Benton(9)	48,106	*
Alan R. Schwartz(10)	44,151	*
Dennis L. Randolph, Jr.(11)	31,170	*
John V. Sponyoe(12)	26,565	*
Jay E. Ricks(13)	18,926	*
All directors and executive officers as a group (16 persons)(14)	942,700	3.9

*
Percentage is less than 1% of all outstanding shares of common stock.

(1)
Timon is the reporting person and sole managing member of Endowment Capital Group, L.L.C. As a result, he is deemed to beneficially own the shares above. The number of shares is based on the Schedule 13D filed with the SEC on February 19, 2008. The address for Mr. Timon is 1105 North Market Street, 15th Floor, Wilmington, DE 19801.

(2)
Federated Investors Group is a group comprised of Federated Investors, Inc. as parent holding company of the following investment advisers to registered investment companies that beneficially own the shares above: Voting Shares Irrevocable Trust, as holder of all the voting shares of Federated Investors, Inc.; John F. Donahue, individually and as Trustee; Rhodora J. Donahue, individually and as Trustee and J. Christopher Donahue, individually and as Trustee. The number of shares is based on the Schedule 13G/A filed with the SEC on February 13, 2008. The address for Federated Investors Group is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(3)
T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote these securities owned by various individuals and institutional investors. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares is based on the Schedule 13G filed with the SEC on February 12, 2008. The address for Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(4)
Barclays Global Investors Group is a group that includes Barclays Global Investors, N.A. and Barclays Global Fund Advisors. The number of shares is based on the Schedule 13G filed with the SEC on February 6, 2008. The address for Barclays Global Investors Group is 45 Fremont Street, San Francisco, CA 94105.

(5)
Includes 37,510 shares issuable to Mr. H. Graham upon exercise of options currently exercisable or exercisable by Mr. H. Graham within 60 days.

(6)
Includes 78,160 shares issuable to Mr. Low upon exercise of options currently exercisable or exercisable by Mr. Low within 60 days and 6,667 shares issuable to Mr. Low upon vesting of restricted stock awards within 60 days.

(7)
Includes 42,583 shares issuable to Mr. Keegan upon exercise of options currently exercisable or exercisable by Mr. Keegan within 60 days and 6,667 shares issuable to Mr. Keegan upon vesting of restricted stock awards within 60 days.

(8)
Includes 36,975 shares issuable to Mr. S. Graham upon exercise of options currently exercisable or exercisable by Mr. S. Graham within 60 days and 527 shares issuable to Mr. S. Graham upon vesting of restricted stock awards within 60 days.

(9)
Includes 37,506 shares issuable to Mr. Benton upon exercise of options currently exercisable or exercisable by Mr. Benton within 60 days and 527 shares issuable to Mr. Benton upon vesting of restricted stock awards within 60 days.

(10)
Includes 28,332 shares issuable to Mr. Schwartz upon exercise of options currently exercisable or exercisable by Mr. Schwartz within 60 days and 1,667 shares issuable to Mr. Schwartz upon vesting of restricted stock awards within 60 days.

(11)
Includes 19,062 shares issuable to Mr. Randolph upon exercise of options currently exercisable or exercisable by Mr. Randolph within 60 days and 4,459 shares issuable to Mr. Randolph upon vesting of restricted stock awards within 60 days.

(12)
Includes 6,151 shares issuable to Mr. Sponyoe upon exercise of options currently exercisable or exercisable by Mr. Sponyoe within 60 days and 527 shares issuable to Mr. Sponyoe upon vesting of restricted stock awards within 60 days.

(13)
Includes 5,209 shares issuable to Mr. Ricks upon exercise of options currently exercisable or exercisable by Mr. Ricks within 60 days and 527 shares issuable to Mr. Ricks upon vesting of restricted stock awards within 60 days.

(14)
Includes 373,937 shares issuable upon exercise of options current exercisable or exercisable within 60 days and 32,987 shares issuable upon vesting of restricted stock awards within 60 days. This information does not include the holdings of Mr. O'Brien, who was not an officer of the Company on March 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations that no other reports were required, we believe that during our 2007 fiscal year, our directors, executive officers and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that: one late Form 4 was filed on Februrary 26, 2008 on behalf of John Benton, Stephen Graham, Jay Ricks and John Sponyoe to report a restricted stock and options grant made to each of them as directors on May 15, 2007.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed, subject to ratification by the stockholders, the firm of Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008. Ernst & Young LLP has audited our consolidated financial statements for the fiscal years ended December 31, 2007, 2006, 2005, 2004 and 2003. A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent registered public accounting firm. If the stockholders do not ratify the selection of Ernst & Young LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.

        Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

AUDIT INFORMATION

        The Audit Committee operates under a written charter adopted by our board of directors. The Audit Committee consists of three members. All members of the Audit Committee are independent and financially literate as defined in the listing standards of the New York Stock Exchange. The board of directors has determined that Mr. S. Graham meets the definition of "audit committee financial expert" as that term is defined in the rules of the Securities Exchange Act.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of a permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services.

INDEPENDENT AUDITOR FEE INFORMATION

Services and Fees and Expenses of Ernst & Young LLP During 2007 and 2006

        The following table presents fees for professional audit and other services rendered by our independent registered auditors, Ernst & Young LLP, for the years ended December 31, 2007 and 2006.

	Year Ended December 31, 2006	Year Ended December 31, 2007
Audit fees(1)	$1,265,000	1,313,000
Audit-related fees(2)	58,000	184,000
Tax fees(3)	396,000	50,000
All other fees	—	—

Total fees	$1,719,000	1,547,000

(1)
Audit fees include fees for our fiscal year-end audit, review of financial statements included in our Form 10-Q Quarterly Reports, audit of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act of 2002 and services that are normally provided by the independent registered public accounting firm in connection with statutory regulatory filings for those fiscal years.

(2)
Audit-related fees include fees associated with the audit of our employee benefit plan and due diligence services related to fees associated with mergers and acquisitions.

(3)
Tax fees include fees for tax services such as tax compliance, tax advice and tax planning.

        TNS was required to obtain pre-approval by our Audit Committee for all audit and permissible non-audit related fees incurred with our independent registered public accounting firm. The Audit Committee has adopted additional pre-approval policies and procedures. All audit and tax fees were approved in advance by the Audit Committee. When it is efficient to do so, we use third parties other than our auditors to perform non-audit work, such as tax work, on behalf of the Company.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee's primary function is to assist the board in fulfilling its oversight responsibilities for financial reporting compliance by reviewing the audited consolidated financial statements, the systems of internal controls over financial reporting that which management and the board of directors have established and the overall audit process. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with management, and the Company's independent registered public accounting firm, the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2007, management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent auditors' evaluation of the Company's system of internal control over financial reporting. Management of the Company has the primary responsibility for the consolidated financial statements. Management has represented to the Audit Committee that the Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm, Ernst & Young LLP, was engaged to audit the Company's consolidated financial statements and to express an opinion on the conformity of such consolidated financial statements with GAAP, and to report on management's assessment of the effectiveness of the Company's internal control over financial reporting and the effectiveness of the Company's system of internal control over financial reporting. Prior to engaging Ernst &Young LLP, the Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audit.

        The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP its independence from the Company and its management.

        During 2007, the Audit Committee reviewed quarterly financial statements and earnings releases of the Company. At each meeting held during the year, the Audit Committee met with the Company's Director of Financial Compliance and with Ernst & Young LLP, with and without management present.

        The Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes Oxley Act of 2002, the rules of the SEC and the listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements be included in the TNS Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Audit Committee
Stephen X. Graham, Chairman John B. Benton John V. Sponyoe

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE TNS, INC. 2004 LONG-TERM
INCENTIVE PLAN WITH RESPECT TO THE ADDITION OF 800,000 SHARES.

        Our board of directors approved an amendment to the TNS, Inc. 2004 Long-Term Incentive Plan (the "2004 Plan"). This amendment increases the number of shares available under the 2004 Plan by 800,000 shares, from 3,847,384 to up to 4,647,384 shares.

        As of March 31, 2008, a total of 346,909 shares of common stock were reserved for issuance pursuant to the 2004 Plan. If our stockholders approve the proposed amendments to the 2004 Plan, a total of 1,146,909 shares of common stock (approximately 4.7% of the outstanding shares as of March 31, 2008) will be reserved for issuance pursuant to the 2004 Plan. The amendment to the 2004 Plan will become effective on May 22, 2008, if approved by our stockholders. Stockholder approval is required by the New York Stock Exchange listing standards and Section 423(b) of the Code. The board of directors is asking our stockholders to approve the amendment to the 2004 Plan to assist us in attracting and retaining qualified employees, consultants and non-employee directors and motivating them to assist us in achieving our goals of increasing profitability and stockholder value, while also qualifying such shares for special tax treatment under section 421 and 423 of the Code.

        THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE TNS, INC. 2004 LONG-TERM INCENTIVE PLAN WITH RESPECT TO THE ADDITION OF 800,000 SHARES.

Vote Required.

        Approval of the proposed amendment to the 2004 Plan requires the affirmative vote of a majority of the votes cast by holders of common stock on the proposal at the annual meeting.

Summary of the 2004 Plan.

        Overview.    The 2004 Plan was adopted by our board of directors on February 12, 2004 and approved by our stockholders on March 15, 2004. Our board of directors subsequently approved amendments to the 2004 Plan, which amendments were approved by our stockholders on May 17, 2005, increasing the number of shares available under the plan and limiting the percentage of shares authorized for issuance under the plan pursuant to awards of stock bonuses, restricted stock, restricted stock units, performance shares or discounted stock options. The purpose of the 2004 Plan is to attract and retain qualified employees, consultants and non-employee directors and to motivate them to achieve long-term goals, to provide incentive compensation opportunities that are competitive with those of similar companies and to further align participants' interests with those of our other stockholders.

        Types of Awards.    Awards under the 2004 Plan may take the form of:

  •
  stock options (either incentive stock options that qualify under Section 422 of the Code or non-qualified stock options),

  •
  stock appreciation rights,

  •
  stock bonuses,

  •
  restricted stock,

  •
  restricted stock units,

  •
  performance units or

  •
  performance shares.

        Eligibility.    The persons eligible to receive awards under the 2004 Plan include all of our employees, the employees of our subsidiaries, our non-employee directors and any of our consultants, independent contractors or advisors that the Compensation Committee identifies as having a direct and significant effect on our performance. As of March 31, 2008, 16 executive officers, 4 non-employee members of the board and 692 other employees were eligible to participate in the 2004 Plan.

        Share reserve/limitations.    As of March 31, 2008, 3,847,384 shares of common stock are authorized, of which 346,909 shares are available for issuance under the 2004 Plan. If the shares of stock that are subject to an award are not issued or cease to be issuable because the award is terminated, forfeited or cancelled, those shares will then become available for additional awards. The number of shares authorized and available for issuance under the 2004 Plan is subject to adjustment in the sole discretion of the Compensation Committee in the event of a stock split, stock dividend, recapitalization, spin-off or similar action.

        Administration.    The 2004 Plan is administered by the Compensation Committee of our board of directors. Each member of the Compensation Committee qualifies as an "outside director," as defined for purposes of Section 162(m) of the Code, and two members, serving as a subcommittee, qualify as "non-employee directors," as defined for purposes of Securities Exchange Act Rule 16b-3. The Compensation Committee has complete and absolute authority to make any and all decisions regarding the administration of the 2004 Plan.

        Terms of Awards.    Subject to certain restrictions and limitations that are set forth in the 2004 Plan, the Compensation Committee has complete and absolute authority to set the terms, conditions and provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability) and termination, cancellation and forfeiture provisions. On April 20, 2008, the closing price for our shares on the New York Stock Exchange was $23.40 per share.

        The Compensation Committee is subject to the following specific restrictions regarding the types and terms of awards:

  •
  No more than 2,693,169 shares, or no more than 70% of the shares authorized for issuance under the 2004 Plan, may be issued pursuant to awards of stock bonuses, restricted stock, restricted stock units, performance shares or discounted stock options (that is, stock or stock options with an exercise price that is less than the fair market value of the stock on the date of grant). A discounted stock option is not included in this limitation if the recipient pays or otherwise foregoes value to us in an amount equal to the discount.

  •
  In addition, awards of stock bonuses, restricted stock, restricted stock units, performance shares and discounted stock options generally must either be subject to a vesting period of at least three years or subject to performance-based vesting over a period of at least one year, except that up to 20% of the total awards made in a fiscal year may be issued without this limitation.

  •
  No participant may receive in any fiscal year stock options covering more than 100,000 shares or awards other than stock options covering more than 75,000 shares.

  •
  No participant may receive in any year cash in payment for or settlement of a performance unit in excess of $500,000.

  •
  The exercise price for a stock option generally may not be less than 100% (in the case of an incentive stock option) or 85% (in the case of a non-qualified stock option) of the fair market value of the stock on the date of grant, and the base price for a stock appreciation right generally may not be less than 100% of the fair market value of the stock on the date of grant. The limitation on the amount of the discount in the case of non-qualified stock options will not apply if the recipient pays or otherwise foregoes value to us in an amount equal to the discount.

  •
  Generally, no award may expire more than ten years after the date of grant, except that the Compensation Committee may extend the expiration date to up to fifteen years after the date of grant if necessary or desirable under the particular rules applicable in foreign jurisdictions.

  •
  The aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000.

  •
  A participant's incentive stock options will terminate three months after termination of the participant's employment, except in the case of death or total and permanent disability, in which case the options will terminate twelve months after termination, and in the case of termination for cause, in which case the options will terminate immediately.

  •
  Incentive stock options will not be transferable or assignable by the participant other than by will or by the laws of descent and distribution following the participant's death, and will be exercisable by the participant during the participant's lifetime.

  •
  Stock options may not be "repriced" if the effect of such repricing would be to decrease the exercise per share applicable to such option.

        Non-Employee Directors.    The non-employee directors are eligible for non-qualified stock option and restricted stock awards under the 2004 Plan. The number of options or shares to be awarded is within the discretion of the Compensation Committee, except that (a) no non-employee director may receive awards covering more than 30,000 shares of stock in any year (other than the year the director joins the board of directors, when the limit is two times the normal annual limit) and (b) no more than 70% of the awards granted to a non-employee director during any year may consist of restricted stock. The Compensation Committee also has the discretion to permit a non-employee director to elect to receive stock options in lieu of the annual cash retainer fee. The number of options received in lieu of the annual retainer fee (or the method of computing the number) shall be set by the Compensation

Committee. The Compensation Committee has the discretion to establish the terms and conditions of awards to the non-employee directors, including vesting and exercisability schedules and termination provisions, subject to the following limitations:

  •
  The exercise price of any option cannot be less than 100% of than the fair market value of the stock on the date of grant.

  •
  No option can be exercisable, and no share of restricted stock can become transferable, earlier than six months from the date of grant.

        Change in Control.    The Compensation Committee has the express authority to include in any award terms that provide for the acceleration of vesting and lapse of restrictions, as applicable, upon or following a change in control.

        Amendments and Termination.    The board of directors or the Compensation Committee, without the consent or approval of any plan participant, may amend, suspend or terminate the 2004 Plan or any award granted under the 2004 Plan, so long as that action does not materially impair any award then outstanding. Without the approval of the stockholders, however, neither the board of directors nor the Compensation Committee may amend the 2004 Plan to increase the number of shares available for issuance or to modify any of the limitations described in the 2004 Plan in such a manner as to materially reduce the limitation. The board of directors can terminate the 2004 Plan at any time. Nevertheless, no awards will be granted under the 2004 Plan after the tenth anniversary of its effective date.

        Federal Income Tax Consequences.    The following is a brief description of the material U.S. federal income tax consequences associated with awards under the 2004 Plan. It is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

          Stock Options.    There will be no federal income tax consequences to either us or the participant upon the grant of a stock option. If the option is a non-qualified stock option, the participant will realize ordinary income at exercise equal to the excess of the fair market value of the stock acquired over the exercise price and we will receive a corresponding deduction. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain. If the option is an incentive stock option, the participant will not realize taxable income on exercise, but the excess of the fair market value of the stock acquired over the exercise price may give rise to "alternative minimum tax." When the stock is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If that sale occurs after the expiration of two years from the date of the grant and one year from the date of exercise, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. We will be entitled to a deduction in an amount equal to the ordinary income that the participant recognizes.

          Restricted Stock and Restricted Stock Units.    Generally, shares of restricted stock and restricted stock units are not taxable to a participant at the time of grant, but instead are included in ordinary income (at their then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

          Other Awards.    In the case of other awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the underlying shares, and we will generally be entitled to a corresponding tax deduction.

          Deductibility of Executive Compensation.    We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options with exercise prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers. Accordingly, all compensation deemed paid with respect to those options should remain deductible without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under restricted stock units will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms.

        New Plan Benefits.    The awards that will be granted to eligible participants under the 2004 Plan are subject to the discretion of the Compensation Committee and therefore are not determinable at this time.

        Limitation on Grants.    Assuming approval of the amendment to increase the number of shares available under the 2004 Plan by 800,000 shares, the Company's three-year grant rate will not exceed the mean three-year grant rate plus one standard deviation of 6.11% for the Company's applicable GICS industry group for the 2008 proxy season as published by Institutional Shareholder Services. The Company's three-year grant rate of awards under its long-term incentive plans for fiscal years 2008, 2009, and 2010 will equal the sum of the grant rates for each of the three years, computed for each year as the number of options, restricted stock awards and other shares granted under the 2004 Plan divided by the number of shares of the Company's common stock that were outstanding at year-end. For purposes of calculating the number of shares subject to awards granted in a year, restricted stock awards and other full-value awards will count as equivalent to two option shares based on the multiplier recommended by Institutional Shareholder Services for our current moderate annual stock price volatility of between 36.1% to 54.6%. Any grant awards that are settled only in cash and any shares remitted to the Company by an employee or other recipient of a grant award to satisfy tax obligations associated with a grant will not be counted for this purpose.

        Registration with SEC.    We intend to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of the additional shares under the 2004 Plan.

STOCKHOLDER PROPOSALS FOR
OUR 2009 ANNUAL MEETING OF STOCKHOLDERS

        Generally, our bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 90 days before the date of the anniversary of the previous year's annual meeting. However, if the meeting is scheduled for a date more than 30 days prior to or delayed by more than 60 days after the anniversary of the previous year's meeting, then we must receive a stockholder's notice no later than 90 days prior to the annual meeting or 10 days after our notice or disclosure was given. A stockholder notice must describe the proposed business or nominee and identify the stockholder making the proposal or nomination. These requirements are more fully described in Article II, Section 11 and 12 of our bylaws, which are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

        Any proposal you intend to present at the 2009 Annual Meeting of Stockholders must be received by TNS at our principal office at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attention: Corporate Secretary, not later than January 19, 2009 if you wish to have it included in the proxy statement and form of proxy for that meeting.

        In addition, if we do not receive your proposal for presentation at the 2009 Annual Meeting by January 19, 2009, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised stockholders of the proposal in the proxy statement for the 2009 Annual Meeting.

OTHER MATERIALS

        Our Annual Report on Form 10-K for our 2007 fiscal year as filed with the SEC on March 17, 2008 is being mailed to stockholders along with this notice and proxy statement on or about April 24, 2008. Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for our 2007 fiscal year. Requests should be directed to the Corporate Secretary, TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191.

By Order of the board of directors,
James T. McLaughlin Executive Vice President, General Counsel and Secretary
April 22, 2008

TNS, INC.

Annual Meeting
of
Stockholders

Thursday, May 22, 2008, at 2:00 p.m.
Sheraton Reston Hotel
11810 Sunrise Valley Drive, Reston, Virginia

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, VOTE, SIGN, DATE AND RETURN YOUR
PROXY BY MAIL

FOLD AND DETACH HERE
TNS, INC.

Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Stockholders, May 22, 2008

        The undersigned stockholder(s) hereby appoint(s) Henry H. Graham, Jr. and James T. McLaughlin, and each of them, their attorneys and agents, with full power of substitution, to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of TNS, Inc. to be held at the Sheraton Reston Hotel on Thursday, May 22, 2008 at 2:00 p.m., EDT, and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals as set forth on the reverse side if personally present.

(Continued and to be signed on the reverse side)

(Change of Address):

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

TNS, Inc.
Annual Meeting of
Stockholders

Thursday, May 22, 2008, at 2:00 p.m.
Sheraton Reston Hotel
11810 Sunrise Valley Drive, Reston, Virginia
You can submit your proxy by mail

BY MAIL
Mark, sign and date your
proxy card and return it in
the enclosed envelope to:
American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

FOLD AND DETACH HERE

☒
Please mark your votes as in this example.

        This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR the nominees listed below, FOR proposal 2 and FOR proposal 3 as recommended by the board of directors.

  The board of directors recommends that you vote FOR the nominees listed below, FOR proposal 2 and FOR proposal 3.

1.	To elect directors to serve until the 2009 Annual Meeting of Stockholders.
	☐ FOR all nominees listed below (except as indicated) ☐	WITHHELD AUTHORITY to vote for all nominees
Nominees: 01 John B. Benton
02 Stephen X. Graham
03 Henry H. Graham, Jr.
04 John V. Sponyoe
05 Jay E. Ricks
(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) below.)

2.	To ratify the appointment of Ernst & Young LLP as TNS, Inc.'s independent registered public accounting firm for our 2008 fiscal year.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To approve amendments to the TNS, Inc. 2004 Long-Term Incentive Plan with respect to the addition of 800,000 shares.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	To consider such other business that may properly come before the meeting or any adjournment of the meeting.
Please sign exactly as name(s) appear on the reverse side. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature
Signature
Date

Change of address on reverse side ☐

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION ABOUT VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
DIRECTOR COMPENSATION
Director Compensation Table
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT INFORMATION
INDEPENDENT AUDITOR FEE INFORMATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE TNS, INC. 2004 LONG-TERM INCENTIVE PLAN WITH RESPECT TO THE ADDITION OF 800,000 SHARES.
STOCKHOLDER PROPOSALS FOR OUR 2009 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATERIALS